SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 20, 2015

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 20, 2015, Craft Brew Alliance, Inc. (the “Company”), appointed J. Scott Mennen as Chief Operating Officer of the Company, effective May 20, 2015.

Prior to his appointment as Chief Operating Officer, Mr. Mennen, age 50, served as Vice President of Brewery Operations since January 1, 2014. From May 9, 2013 through December 31, 2013, he served as Vice President of Operations for the Company. Mr. Mennen served as Vice President of Operations for Pabst Brewing Company, a beer manufacturer, from 2012 to 2013. He was Global Director of Brewing and Quality for Anheuser-Busch Companies, LLC, where he was responsible for brewing and quality operations worldwide, from 2009 to 2012. Mr. Mennen served as General Manager of Newark Brewery from 2008 to 2009, and was their Resident Brewmaster from 2001 to 2008. He has 25 years of extensive experience in all facets of brewery and operations management.

There are no transactions in which Mr. Mennen has an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between him and any other executive officer or director of the Company.

(e) On May 20, 2015, the shareholders of the Company approved the performance goals under the Annual Cash Incentive Plan (the "Plan") for the Company's executive officers and other key executives. The Plan was approved by the Company's Board of Directors on March 13, 2015, subject to approval of the performance goals by the Company's shareholders.

In light of shareholder approval of the performance goals, beginning with the 2016 calendar year, annual targeted cash incentive opportunities for each executive officer and other key executives designated by the Compensation Committee (the "Committee") of the Board of Directors will be established by the Committee and expressed as a dollar amount or percentage of the executive’s annual base salary rate. The total amount paid to an individual participant under the Plan in a single year may not exceed 125% of the target award, or $800,000, whichever is less. Performance goals for awards may relate to (1) corporate performance and (2) individual performance. The percentages of the total bonus opportunity assigned to corporate and individual goals are also set by the Committee annually. Each goal will be weighted with a weighting percentage so that the total weighting percentages for all goals used to determine a participant's award equals 100%. Each goal will also specify the achievement percentages (ranging from 0% to 125%) to be used in computing the payment of an award based on the extent to which the particular goal is achieved. Achievement percentages for a particular goal may be based on "all or nothing" measures, levels of performance, such as threshold, target and maximum, or a sliding scale of numerical measures.

The annual incentive performance goals related to corporate performance will be based on objectively measureable financial metrics related to earnings, profitability, efficiency or return to shareholders and may include earnings, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, operating profit, cash flow, revenue growth, return on equity, return on assets, return on invested capital, gross margin dollars or rate, or other measures whether expressed as absolute amounts, ratios, or percentages of other amounts. Success may be measured against various standards, including budget targets, improvement over prior years, and performance relative to other companies or industry groups.

The Committee may also establish individual objective performance goals for key executives designated by the Committee. The individual performance objectives may include, without limitation, goals related to implementing management plans or systems, reorganizing departments, establishing business relationships, or resolving identified problems.

The Committee will determine the extent to which annual corporate and, if applicable, individual performance goals established under the Plan for a given calendar year have been satisfied as soon as possible after year-end. Award amounts, if any, will be paid promptly in a lump sum in cash following the Committee's determination. An executive generally must remain employed through the date of the Committee's determination to be eligible to receive payment of a cash incentive award. Under certain circumstances, the Committee may choose not to impose that requirement if termination results from death or disability.

The foregoing summary of the material terms of the Plan is subject to the complete text of the Plan, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of the Company was held on May 20, 2015 (the “Meeting”).

(b)	Four matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote at the Meeting:

1.	To elect eight directors;

2.	To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2015;

3.	To approve, by non-binding vote, the Company's named executive officer compensation; and

4.	To approve the performance goals under the Company’s Annual Cash Incentive Plan.

At the Meeting, 18,319,554 shares of common stock were represented in person or by proxy, or 95.84 percent of the 19,115,396 shares outstanding and entitled to vote at the Meeting as of March 20, 2015, the record date for the Meeting, and constituted a quorum. Each share was entitled to one vote at the Meeting.

1.    Election of Directors. The following directors were elected at the Meeting by the votes cast as follows:

Nominee	For	Withheld	Broker Non-votes
Timothy P. Boyle	12,046,625	699,414	5,573,515
Marc J. Cramer	12,356,442	389,597	5,573,515
Randall S. Jozwiakowski	12,310,576	435,463	5,573,515
Kevin R. Kelly	12,356,395	389,644	5,573,515
Thomas D. Larson	12,307,562	438,477	5,573,515
David R. Lord	12,305,446	440,593	5,573,515
John D. Rogers, Jr.	12,307,184	438,855	5,573,515
Kurt R. Widmer	12,307,306	438,733	5,573,515

 2.    Ratification of Auditors. The proposal to ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2015 was approved by the following vote:

For	Against	Abstentions
18,063,814	164,052	91,688

3.    Say on Pay. The proposal to approve, by non-binding vote, the Company’s named executive officer compensation, as recommended by the Board of Directors, passed by the following vote:

For	Against	Abstentions	Broker Non-votes
12,252,811	435,428	57,800	5,573,515

4.     Annual Cash Incentive Plan Performance Goals. The proposal to approve the performance goals under the Company’s Annual Cash Incentive Plan passed by the following vote:

For	Against	Abstentions	Broker Non-votes
12,192,990	494,186	58,863	5,573,515

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed with this Form 8-K:

Exhibit 10.1	Annual Cash Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: May 22, 2015	By:	/s/ Joseph K. Vanderstelt
Joseph K. Vanderstelt
Chief Financial Officer